UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2004

NEOFORMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28715	77-0424252
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

3061 Zanker Road

San Jose, CA 95134

(Address of principal executive offices, including zip code)

(408) 468-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 13, 2004, the Board of Directors (the “Board”) of Neoforma, Inc. (the “Company”) approved amended and restated employment agreements of Robert Zollars, the Company’s Chairman and Chief Executive Officer, Daniel Eckert, the Company’s President and Chief Operating Officer, Andrew Guggenhime, the Company’s Chief Financial Officer, and Herb Cross, the Company’s Vice President of Finance, as well as certain other employees of the Company. The following summary is qualified in its entirety by reference to the text of each of the four agreements, copies of which are filed as exhibits to this report.

The amended and restated employment agreements provide for receipt by the executives of the following severance benefits upon qualifying terminations of employment within one year following a change in control of the Company:

•	A cash amount equal to a specific number of months of the executive’s salary, ranging from 8 to 24, payable in a lump sum within 30 calendar days of the termination of employment, less applicable withholdings and deductions;

•	A cash amount equal to the executive’s “target” bonus, prorated by the same number of months as salary compensation;

•	Continued medical, dental and life insurance benefits at active-employee rates for the same number of months as salary compensation; and

•	Accelerated vesting of both stock options and restricted stock equal to the same number of months as salary compensation.

Terminations of employment that entitle an executive (except Mr. Zollars) to severance benefits under the amended and restated employment agreements consist of a change in control and a material adverse effect on the executive’s employment within 12 months of the change in control that results in the executive’s termination. For Mr. Zollars, a termination by the Company other than for Cause or Disability (as defined in the agreement) or Mr. Zollars’ resignation for Good Reason entitles him to severance benefits under his amended and restated agreement. For Mr. Zollars, Good Reason means a change in control and a material adverse effect on his employment within 12 months of the change in control that results in his resignation. A material adverse effect for purposes of all of the executives’ amendments means either a termination without Cause or a material reduction in the executive’s employment responsibilities, duties, position, or compensation in effect immediately prior to such reduction, or relocation to a facility or location more than 50 miles from the Company’s present location.

A “change in control” for purposes of all of the executives’ amendments generally consists of any of the following:

•	any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities who is not already such as of December 13, 2004; or

•	individually, any of VHA Inc., University HealthSystem Consortium (UHC), Novation LLC or any of their affiliates becomes the beneficial owner of 10% of the securities of the Company not owned by them individually as of December 13, 2004; or

•	the consummation of the sale or disposition by the Company of all or substantially all the Company’s assets; or

•	the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

•	a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are directors of the Company as of December 13, 2004, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transaction described in the bullet points above, or in connection with an actual or threatened proxy contest relating to the election of directors to the Company.

The severance benefits are in lieu of (or offset by) any other severance benefits to which a participant may be entitled under other arrangements of the Company.

The information in this Form 8-K and the exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act by the Company, except as expressly set forth by specific reference in such a filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

Exhibit Number	Description
99.1	Amendment to Employment Agreement, between Robert Zollars and the Company, dated December 16, 2004.

99.2	Amendment to Employment Agreement, between Daniel Eckert and the Company, dated December 16, 2004.

99.3	Amendment to Employment Agreement, between Andrew Guggenhime and the Company, dated December 16, 2004.

99.4	Amendment to Employment Agreement, between Herb Cross and the Company, dated December 16, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEOFORMA, INC.

Dated: December 17, 2004	By:	/s/ Andrew L. Guggenhime
Andrew L. Guggenhime
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Amendment to Employment Agreement, between Robert Zollars and the Company, dated December 16, 2004.

99.2	Amendment to Employment Agreement, between Daniel Eckert and the Company, dated December 16, 2004.

99.3	Amendment to Employment Agreement, between Andrew Guggenhime and the Company, dated December 16, 2004.

99.4	Amendment to Employment Agreement, between Herb Cross and the Company, dated December 16, 2004.